EXHIBIT 23.1

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of NES Worldwide, Inc. on Form SB-2 Amendment No. 6 of our report dated February 3, 2005, relating to the consolidated financial statements of NES Worldwide, Inc. as of September 30, 2004 and for the year ended September 30, 2004 and 2003 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  Sherb  &  Co.,  LLP
New  York,  NY
February  11,  2005


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